As filed with the Securities and Exchange Commission on April 27, 2026

Registration No. 333-287807
Registration No. 333-280055
Registration No. 333-272621
Registration No. 333-265531
Registration No. 333-257289
Registration No. 333-243779
Registration No. 333-233153
Registration No. 333-197202
Registration No. 333-195194
Registration No. 333-174900
Registration No. 333-157219
Registration No. 333-145305

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8 REGISTRATION STATEMENT NO. 333-287807
FORM S-8 REGISTRATION STATEMENT NO. 333-280055
FORM S-8 REGISTRATION STATEMENT NO. 333-272621
FORM S-8 REGISTRATION STATEMENT NO. 333-265531
FORM S-8 REGISTRATION STATEMENT NO. 333-257289
FORM S-8 REGISTRATION STATEMENT NO. 333-243779
FORM S-8 REGISTRATION STATEMENT NO. 333-233153
FORM S-8 REGISTRATION STATEMENT NO. 333-197202
FORM S-8 REGISTRATION STATEMENT NO. 333-195194
FORM S-8 REGISTRATION STATEMENT NO. 333-174900
FORM S-8 REGISTRATION STATEMENT NO. 333-157219
FORM S-8 REGISTRATION STATEMENT NO. 333-145305
UNDER
THE SECURITIES ACT OF 1933

AMICUS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	71-0869350
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

47 Hulfish Street Princeton, New Jersey
08542
(Address of Principal Executive Offices)	(Zip Code)

AMICUS THERAPEUTICS, INC. 2002 EQUITY INCENTIVE PLAN, AS AMENDED
AMICUS THERAPEUTICS, INC. 2007 EQUITY INCENTIVE PLAN
AMICUS THERAPEUTICS, INC. 2007 DIRECTOR OPTION PLAN
AMICUS THERAPEUTICS, INC. 2007 EMPLOYEE STOCK PURCHASE PLAN
AMENDED AND RESTATED AMICUS THERAPEUTICS, INC. 2007 EQUITY INCENTIVE PLAN
AMENDED AND RESTATED AMICUS THERAPEUTICS, INC. 2007 DIRECTOR OPTION PLAN
AMICUS THERAPEUTICS, INC. 2023 EMPLOYEE STOCK PURCHASE PLAN
AMICUS THERAPEUTICS, INC. 2025 EQUITY INCENTIVE PLAN
AMICUS THERAPEUTICS, INC. CASH DEFERRAL PLAN
AMICUS THERAPEUTICS, INC. RESTRICTED STOCK UNIT DEFERRAL PLAN

(Full title of the plans)

G. Eric Davis
President
Amicus Therapeutics, Inc.
47 Hulfish Street
Princeton, New Jersey 08542
(Name and address of agent for service)

(609) 662-2000
(Telephone Number of Agent for Service)

Copy to:

Jonn R. Beeson Jones Day 3161 Michelson Drive, Suite 800 Irvine, CA 92612 (949) 851-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (the “Registration Statements”) filed by Amicus Therapeutics, Inc. (“Amicus”) with the Securities and Exchange Commission (the “SEC”):

•
Registration Statement No. 333-287807, filed with the SEC on June 5, 2025, relating to the registration of (i) 17,476,463 shares of the common stock of Amicus, par value $0.01 per share (the “Shares”), under the Amicus Therapeutics, Inc. 2025 Equity Incentive Plan and (ii) 7,783,410 Shares under the Amended and Restated Amicus Therapeutics, Inc. 2007 Equity Incentive Plan (the “Amended and Restated 2007 Equity Incentive Plan”);

•	Registration Statement No. 333-280055, filed with the SEC on June 7, 2024, relating to the registration of 7,000,000 Shares under the Amended and Restated 2007 Equity Incentive Plan;
•
Registration Statement No. 333-272621, filed with the SEC on June 13, 2023, relating to the registration of (i) 2,850,000 Shares for issuance under the Amicus Therapeutics, Inc. 2023 Employee Stock Purchase Plan and (ii) 5,000,000 Shares under the Amended and Restated 2007 Equity Incentive Plan;

•	Registration Statement No. 333-265531, filed with the SEC on June 10, 2022, relating to the registration of 6,000,000 Shares under the Amended and Restated 2007 Equity Incentive Plan;
•	Registration Statement No. 333-257289, filed with the SEC on June 22, 2021, relating to the registration of 7,000,000 Shares under the Amended and Restated 2007 Equity Incentive Plan;
•
Registration Statement No. 333-243779, filed with the SEC on August 11, 2020, relating to the registration of (i) 9,500,000 Shares under the Amended and Restated 2007 Equity Incentive Plan and (ii) 595,126 Shares under the Amended and Restated Amicus Therapeutics, Inc. 2007 Director Option Plan (the “Amended and Restated 2007 Director Option Plan”);

•	Registration Statement No. 333-233153, filed with the SEC on August 8, 2019, relating to the registration of 12,000,000 Shares under the Amended and Restated 2007 Equity Incentive Plan;
•
Registration Statement No. 333-197202, filed with the SEC on July 2, 2014, relating to the registration of $20,000,000 of deferred compensation obligations under the Amicus Therapeutics, Inc. Cash Deferral Plan;

•
Registration Statement No. 333-195194, filed with the SEC on April 10, 2014, relating to the registration of $20,000,000 of deferred compensation obligations under the Amicus Therapeutics, Inc. Restricted Stock Unit Deferral Plan;

•
Registration Statement No. 333-174900, filed with the SEC on June 15, 2011, relating to the registration of (i) 7,000,000 Shares under the Amended and Restated 2007 Equity Incentive Plan and (ii) 360,798 Shares under the Amended and Restated 2007 Director Option Plan;

•
Registration Statement No. 333-157219, filed with the SEC on February 10, 2009, relating to the registration of (i) 2,000,000 Shares under the Amended and Restated 2007 Equity Incentive Plan and (ii) 126,423 Shares under the Amicus Therapeutics, Inc. 2007 Director Option Plan (the “2007 Director Option Plan”); and

•
Registration Statement No. 333-145305, filed with the SEC on August 10, 2007, relating to (i) the registration of 2,501,307 Shares under the Amicus Therapeutics, Inc. 2002 Equity Incentive Plan, as amended, (ii) 966,667 Shares under the Amicus Therapeutics, Inc. 2007 Equity Incentive Plan, (iii) 200,000 Shares under the 2007 Director Option Plan and (iv) 200,000 Shares under the Amicus Therapeutics, Inc. 2007 Employee Stock Purchase Plan.

On April 27, 2026, Lynx Merger Sub 1, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of BioMarin Pharmaceutical Inc., a Delaware corporation (“Parent”), completed its merger (the “Merger”) with and into Amicus pursuant to the terms of the Agreement and Plan of Merger, dated December 19, 2025, by and among Parent, Merger Sub and Amicus.  Amicus was the surviving corporation in the Merger and, as a result, is now a wholly owned subsidiary of Parent.

As a result of the Merger, all offerings and sales of securities pursuant to the Registration Statements have been terminated.  In accordance with an undertaking made by Amicus in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance under the Registration Statements that remain unsold at the termination of such offerings, Amicus hereby removes from registration all of such securities registered but remaining unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey, on April 27, 2026.

AMICUS THERAPEUTICS, INC.

By:	/s/ G. Eric Davis
Name:	G. Eric Davis
Title:	President

No other person is required to sign these Post-Effective Amendments in reliance on Rule 478 of the Securities Act of 1933.